As filed with the Securities and Exchange Commission on March 30 , 2011	Registration No. 333- 172571

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to the
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INUVO, INC.
(Exact name of the registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

87-0450450
(I.R.S. Employer Identification Number)

15550 Lightwave Drive
Third Floor
Clearwater, FL  33760
(727) 324-0046
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Mr. Wallace D. Ruiz
Chief Financial Officer
Inuvo, Inc.
15550 Lightwave Drive
Third Floor
Clearwater, FL  33760
(727) 324-0046
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

James M. Schneider, Esq.
Schneider Weinberger & Beilly LLP
2200 Corporate Boulevard N.W.
Suite 210
Boca Raton, Florida 33431
telephone (561) 362-9595
telecopier (561) 362-9612

Approximate date of commencement of proposed sale to the public:
From time to time after effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.001(2)	(3	)(4)	(3)	(3)
Preferred stock, par value $0.001 (2)	(3	)(4)	(3)	(3)
Warrants (2)	(3	)(4)	(3)	(3)
Total				$15,000,000	$1,742

(1)
This registration statement includes $15,000,000 of securities which may be issued by the registrant from time to time in indeterminable amounts and at indeterminable times.  Securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.

(3)	Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act of 1933.

(4)
Subject to footnote (1), pursuant to Rule 416 there is also being registered hereunder such indeterminable amount of securities that may become issuable pursuant to stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 30 , 2011
PROSPECTUS

$15,000,000
Inuvo, Inc.

COMMON STOCK
PREFERRED STOCK
WARRANTS

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock or warrants having a maximum aggregate offering price of $15,000,000.  When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is listed on the NYSE Amex under the symbol “INUV.”  The last reported sale price of our common stock on March 28 , 2011 was $2.89 per share.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. We may also issue the securities for working capital purposes, compensatory issuances and the satisfaction of contractual liabilities.   See “Plan of Distribution” beginning on page 12.  We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” on page 4 for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2011

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration, or continuous offering, process. Under the shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum offering price of up to $15,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the Securities and Exchange Commission includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission and the accompanying prospectus supplement together with additional information described under the headings “Available Information” and “Information Incorporated by Reference” before investing in any of the securities offered.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in the accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used herein, “Inuvo”, “we”, “us” or “our” refers to Inuvo, Inc., a Nevada corporation, and our subsidiaries.

AVAILABLE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials that we file at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the Securities and Exchange Commission.

We have filed a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the securities to be sold by pursuant to this prospectus. This prospectus has been filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. You may:

•	inspect a copy of the registration statement, including the exhibits and schedules, without charge at the Securities and Exchange Commission’s Public Reference Room;

•	obtain a copy from the Securities and Exchange Commission upon payment of the fees prescribed by the Securities and Exchange Commission; or

•	obtain a copy from the Securities and Exchange Commission’s website at www.sec.gov.

Our Internet address is www.inuvo.com. We make available free of charge, through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

OUR COMPANY

We are an Internet marketing business with two segments:

•           Exchange, and
•           Direct.

The Exchange segment provides the technology, analytics and data services necessary to facilitate business-to-consumer advertising transactions.  These solutions help advertisers acquire customers with payment for services to Inuvo occurring either on a pay-per-click, pay-per-lead or pay-per-sale basis.  The Exchange has tens of thousands of advertisers and thousands of publisher partners.

The Direct segment utilizes various online marketing techniques to acquire leads. Interest in a variety of product offers for the lead is determined through a combination of inbound/outbound calls by a telemarketing representative, email marketing initiatives, postal offers and search traffic driven to our company owned and operated websites.

Corporate information

We were incorporated under the laws of the State of Nevada in October 1987 under the name North Star Petroleum, Inc.  In May 1990, we changed our name to Gemstar Enterprises, Inc. In October 1998 we changed our name to CGI Holding Corp.  In March 2006 we changed our name to Think Partnership Inc. and in September 2008 we changed our name to Kowabunga! Inc.  Lastly, in July 2009 we changed our name to Inuvo, Inc.

Our principal executive offices are located at 15550 Lightwave Drive, Third Floor, Clearwater, FL  33760. Our telephone number at this location is (727) 324-0046.  The information which appears on our website at www.inuvo.com is not part of this prospectus.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to:

•	our history of losses and the adverse impact of the Yahoo!-Bing partnership on our search revenues,
•	risks frequently encountered by Internet marketing and advertising companies,
•	our ability to expand our relationships with other Internet media content, advertising and product providers,
•	our dependence upon a significant portion of our revenues from a single customer,
•	our ability to effectively compete,
•	the impact of increasing government regulations and consumer protection laws on our business model,
•	our need to keep pace with changes in technology,
•	the possible interruption of our services and our reliance on third-party providers,
•	the risks related to credit card fraud,
•	liabilities associated with information we retrieve from our websites,
•	the impact of natural disasters on our ability to operate,
•	any failure on our part to adequately protect personal information,
•	possible security breaches and computer viruses,
•	our reliance on our executive officers and key personnel,
•	the impact of “spam,” and
•	the impact of our quarterly operating results on our stock price.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this report in its entirety, including the risks described in Item 1A. - Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 20 10 as filed with the Securities and Exchange Commission. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should not invest in our securities unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our securities. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

RISKS RELATED TO OUR BUSINESS

We have a history of losses and there are no assurances we will ever generate profits.

Our operations were not profitable for the years ended December 31, 20 10 or December 31, 2009.  At December 31 , 2010 we had an accumulated deficit of approximately $105. 7 million.  For 2010, our operating loss from continuing operations was approximately $ 4.6 million.  For 2009, our operating loss from continuing operations was approximately $7.0 million  In addition, during March 2010 we decided to exit the negative-option marketing programs which represented as much as 20% of our historical net revenue from continuing operations.  While we launched our Inuvo Platform in the fourth quarter of 2009, there is no assurance that revenues from the platform will be sufficient to replace the revenues from the negative-option marketing programs or that we will be able to report profitable operations in future periods.  Our future capital requirements depend on a number of factors, including our ability to internally grow our revenues, manage our business and control our expenses.  If we are not successful in increasing our revenues we may be required to raise additional capital to fund our operations and pay our obligations as they become due.  We do not have any firm commitments to provide capital and there are no assurances that we would be able to raise funds upon terms satisfactory to our company.

We are subject to risks frequently encountered by companies in the Internet marketing and advertising industry

Our prospects for financial and operational success must be considered in light of the risks frequently encountered by companies in the Internet marketing and advertising industry. These risks include the need to:

•	attract new clients and maintain current client relationships;
•	achieve effective advertising campaign results for our clients;
•	continue to expand the number of services and technologies we offer;
•	successfully implement our business model, which is evolving;
•	respond to pricing pressure in some of our lines of business;
•	maintain our reputation and build trust with our clients;
•	identify, attract, retain and motivate qualified personnel;
•	accurately measure impressions, searches, clicks, or other online actions for our advertisers, publishers, or partners;
•	adapt to changes in online advertising, email, and other filtering software; and
•	manage online credit card billing and customer service concerns.

If we do not successfully address these risks, our business could suffer.

Our success depends on our ability to continue and expand relationships with other Internet media content, advertising and product providers.

The Internet includes an ever-increasing number of businesses that offer and market consumer products and services.  Advertising providers allow us to generate advertising revenue from our and our affiliates’ websites, as well as profit sharing arrangements for joint effort marketing programs.  We expect that with the increasing number of entrants into the Internet commerce arena, advertising costs and joint effort marketing programs will become more competitive.  This competitive environment might prevent us from satisfactorily executing profit generating advertising and joint effort marketing programs in the future.  This competitive environment may also prevent us from providing content and product and service providers from marketing their products and services through our or our affiliates’ websites.  If we fail to continue establishing new, and maintain and expand existing, profitable advertising and joint marketing arrangements, we may suffer substantial adverse consequences to our financial condition and results of operations.

We have historically depended on a single customer for a significant portion of our revenues and those revenues have significantly declined in recent months.

We received approximately 80% and approximately 41%, respectively, of our net revenue from continuing operations for 2010 and 2009 from a single customer.  In January 2011 we announced that our search marketing business experienced reduced revenues in the latter half of the fourth quarter of 2010 resulting from migration to the recently launched Yahoo!-Bing platform. This integration caused both an unexpected disruption in search traffic purchased through the Yahoo!-Bing platform and lower revenue-per-click received from the Yahoo!-Bing platform.  While we are making the necessary adjustments required to adapt to the new marketplace, we expect that the volatility to our revenues may continue and there are no assurances we will be able to adequately adapt to this change in our business.  The continued loss of these revenues will have a material adverse impact on our business, results of operations and financial condition and could adversely impact our ability to continue as a going concern.

We compete with many companies, some of whom are more established and better capitalized than us.

We compete with a variety of companies on a worldwide basis both through the Internet and in traditional markets. Some of these companies are larger and better capitalized than us.  There are also few barriers to entry in our markets.  Our competitors may develop services that are superior to, or have greater market acceptance than our services.  For example, many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources and larger customer bases than us.  These factors may allow our competitors to respond more quickly than we can to new or emerging technologies and changes in customer requirements.  Our competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies which may allow them to build larger registrant and membership bases.  In addition, current and potential competitors are making, and are expected to continue to make, strategic acquisitions or establish cooperative, and, in some cases, exclusive relationships with significant companies or competitors to expand their businesses or to offer more comprehensive products and services.  To the extent these competitors or potential competitors establish exclusive relationships with major portals, search engines and Internet service providers, or ISPs, our ability to reach potential members through online advertising may be restricted.  Any of these competitors could cause us difficulty in attracting and retaining registrants and converting registrants into members and could jeopardize our existing affiliate program and relationships with portals, search engines, ISPs and other Internet properties.  Failure to compete effectively including by developing and enhancing our services offerings would have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Increasing government regulations, consumer protection laws or taxation could adversely affect our business.

We are affected not only by regulations applicable to businesses generally, but also by federal, state, local and foreign laws, rules, regulations and taxes directly applicable to electronic communications, telecommunications and the Internet.  Laws and regulations related to the Internet are becoming more prevalent, and new laws and regulations are under consideration in various jurisdictions.  Many areas of law affecting the Internet remain unsettled, and it may take years to determine whether and how existing laws such as those governing consumer protection, intellectual property, libel and taxation apply to the Internet.  New, or amendments to existing laws and regulations, including laws and regulations that govern, restrict, tax or affect things such as user privacy, the pricing and taxation of goods and services offered over the Internet, the content of websites, access to websites, linking of websites, outgoing email solicitations, consumer protection and the characteristics and quality of products and services offered over the Internet could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Our business must keep pace with rapid technological change to remain competitive.

Our business operates in a market characterized by rapidly changing technology, evolving industry standards, frequent new product and service announcements, enhancements, and changing customer demands.  We must adapt to rapidly changing technologies and industry standards and continually improve the speed, performance, features, ease of use and reliability of our services.  Introducing new technology into our systems involves numerous technical challenges, requires substantial amounts of capital and personnel resources, and often takes many months to complete.  We may not successfully integrate new technology into our websites on a timely basis, which may degrade the responsiveness and speed of our websites.  Technology, once integrated, may not function as expected.  In addition, the number of people who access the Internet through devices other than desktop and laptop computers, including mobile telephones and other handheld computing devices, has increased dramatically in the past few years.  Failure to attract and retain a substantial number of mobile device users to our services, or failure to develop services that are more compatible with mobile communications devices, or failure to generally keep pace with the rapid technological change could have a material adverse effect on our business which would result in reduced revenues.  Any material reduction in our revenues will adversely impact our results of operations in future periods, our financial condition and the trading price of our common stock.

Our services may be interrupted due to problems with our servers, our network hardware and software, or our inability to obtain network capacity.

The performance of our server and networking hardware and software infrastructure is critical to our business and reputation and our ability to attract Internet users, advertisers, members and e-commerce partners to our websites and to convert members to subscribers.  We have experienced occasional system interruptions as a result of unexpected increases in usage.  We cannot assure you we will not incur similar or more serious interruptions in the future.  An unexpected or substantial increase in the use of our websites could strain the capacity of our systems, which could lead to a slower response time or system failures.  Any slowdowns or system failures could adversely affect the speed and responsiveness of our websites and would diminish the experience for our members and visitors.  Further, if usage of our websites substantially increases, we may need to purchase additional servers and networking equipment to maintain adequate data transmission speeds, the availability of which may be limited or the cost of which may be significant.  Any system failure that causes an interruption in service or a decrease in the responsiveness of our websites could reduce traffic on our websites and, if sustained or repeated, could impair our reputation and the attractiveness of our brands all of which could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.  Furthermore, we rely on many different hardware and software systems.  Failure of these systems or inability to rapidly expand our transaction-processing systems and network infrastructure in response to a significant unexpected increase in usage could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.  The failure to establish and maintain affiliate agreements and relationships could limit the growth of business.  We have entered into, and expect to continue to enter into, arrangements with affiliates to increase our member base, increase traffic to our websites and enhance our brands.  If any of the current agreements are terminated, we may not be able to replace the terminated agreement with an equally beneficial arrangement.  We cannot assure you that we will be able to renew any of our current agreements when they expire on acceptable terms, if at all.  We also do not know whether we will be successful in entering into additional agreements or that any relationships, if entered into, will be on terms favorable to us.  Failure to establish and maintain affiliate agreements and relationships could adversely impact our ability to conduct our business as it is presently conducted.

Our business relies on a number of third-party providers, and their failure to perform or termination of our relationships with them could harm our business.

We license technologies from third parties to facilitate our ability to provide our services.  Any failure on our part to comply with the terms of these licenses could result in the loss of our rights to continue using the licensed technology, and we could experience difficulties obtaining licenses for alternative technologies.  Furthermore, any failure of these third parties to provide these and other services, or errors, failures, interruptions or delays associated with licensed technologies, could have a material adverse effect on our results of operations in future periods.

We depend on our merchant and banking relationships, as well as strategic relationships with third parties, who provide us with payment processing solutions.

From time to time, VISA and MasterCard increase the fees that they charge processors.  We may attempt to pass these increases along to our merchant customers, but this might result in the loss of those customers to our competitors who do not pass along the increases.  Our revenues from merchant account processing are dependent upon our continued merchant relationships which are highly sensitive and can be canceled if customer charge-backs escalate and generate concern that the company has held back sufficient funds in reserve accounts to cover these charge-backs.  Cancellation by our merchant providers would most likely result in the loss of new customers and lead to a reduction in our revenues.

We are exposed to risks associated with credit card fraud and credit payment.

Many of our customers use credit cards to pay for our services.  We have suffered losses, and may continue to suffer losses, as a result of membership orders placed with fraudulent credit card data, even though the associated financial institution approved payment.  Under current credit card practices, a merchant is liable for fraudulent credit card transactions when the merchant does not obtain a cardholder’s signature.  A failure to adequately control fraudulent credit card transactions would result in significantly higher credit card-related costs and could have a material adverse effect on our results of operations in future periods.

Our business may incur liability for information retrieved from or transmitted through its websites or websites linked to it.

Because our business publishes or makes various information available on its websites or though linked websites, we may be sued for, or incur liability related to, defamation, civil rights infringement, negligence, copyright or trademark infringement, invasion of privacy, personal injury, product liability or other legal claims.  Our business also offers email services subjecting us to liabilities or claims relating to unsolicited email or spamming, lost or misdirected messages, security breaches, illegal or fraudulent use of email or interruptions or delays in email service.  Liability or expense relating to these types of claims could have a material adverse effect on results of operations in future periods and result in a diversion of our management’s time from the business of our company.

Our business could be significantly impacted by the occurrence of natural disasters such as hurricanes and other catastrophic events

Our primary data center and corporate headquarters are located in Clearwater, Florida and, are therefore, susceptible to damage from hurricanes or other tropical storms.  Although we believe we have adequate backup for this data in a secure location, we may not be able to prevent outages and downtime caused by these storms or other events out of our control, which could have a material adverse effect on our business and results of operations in future periods.

We may incur liability if we fail to adequately protect personal information.

Our business handles personally identifiable information pertaining to our members and visitors residing in the United States as well as foreign countries.  Many jurisdictions have adopted privacy, security, and data protection laws and regulations intended to prevent improper use and disclosure of personally identifiable information.  In addition, some jurisdictions impose database registration requirements for which significant monetary and other penalties may be imposed for failure to comply.  These laws, which are subject to change and may be inconsistent, may impose costly administrative requirements, limit our handling of information, and subject us to increased government oversight and financial liabilities all of which could have a material adverse effect on our ability to conduct our business as it is presently conducted.

Security breaches and inappropriate Internet use could damage our business.

Concerns over the security of transactions conducted on the Internet and the privacy of users may inhibit the growth of the Internet and other online services generally, and online commerce in particular.  Failure to successfully prevent security breaches could significantly harm our business and expose us to lawsuits.  Anyone who is able to circumvent our security measures could misappropriate proprietary information, including customer credit card and personal data, cause interruptions in our operations, or damage our brand and reputation.  Breach of our security measures could result in the disclosure of personally identifiable information and could expose us to legal liability.  We cannot assure you that our financial systems and other technology resources are completely secure from security breaches or sabotage.  We have experienced security breaches and attempts at “hacking.” We may be required to incur significant costs to protect against security breaches or to alleviate problems caused by breaches.  Further, any well-publicized compromise of our security or the security of any other Internet provider could deter people from using our services or the Internet to conduct transactions that involve transmitting confidential information or downloading sensitive materials, which might adversely affect our online dating business. All of these factors could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

We depend on key personnel, the loss of whom could harm our business.

Our success depends in part on the retention of personnel critical to our combined business operations due to, for example, unique technical skills, management expertise or key business relationships. We may be unable to retain existing management, finance, engineering, sales, customer support, and operations personnel that are critical to our success, which may result in disruption of operations, loss of key business relationships, information, expertise or know-how, unanticipated additional recruitment and training costs, and diminished anticipated benefits of acquisitions, including loss of revenue and profitability.  Our future success is substantially dependent on the continued service of our key senior management.  Our employment agreements with our key personnel are short-term and on an at-will basis.  We do not have key-person insurance on any of our employees.  The loss of the services of any member of our senior management team, or of any other key employees, could divert management’s time and attention, increase our expenses and adversely affect our ability to conduct our business efficiently.  Our future success also depends on our continuing ability to attract, retain and motivate highly skilled employees.  We may be unable to retain our key employees or attract, retain and motivate other highly qualified employees in the future.  We have experienced difficulty from time to time in attracting or retaining the personnel necessary to support the growth of our business, and may experience similar difficulties in the future.

Demand for our services may decline due to the proliferation of “spam” and software designed to prevent its delivery.

Our business may be adversely affected by the proliferation of “spam” and other unwanted Internet solicitations.  In response to such proliferation, ISP’s have been adopting technologies, and individual computer users are installing software on their computers that are designed to prevent the delivery of certain Internet advertising, including legitimate solicitations such as those delivered by us.  We cannot assure you that the number of ISP’s and individual computer users who employ these or other similar technologies and software will not increase, thereby diminishing the efficacy of our services.  In the case that one or more of these technologies are widely adopted or the software widely utilized, demand for our services would decline.

Defects in our platform, disruptions in our service or errors in execution could diminish demand for our service and subject us to substantial liability.

Our on-demand platform is complex and incorporates a variety of hardware and proprietary and licensed software.  Internet-based services such as ours frequently experience disruptions from undetected defects when first introduced or when new versions or enhancements are released.  In addition, our recently added text messaging capabilities may hinder the performance of our platform as we have limited experience with dealing with text messaging services.  From time to time we have found and corrected defects in our platform.  Other defects in our platform, or defects in new features, complementary services or upgrades released in the future, could result in service disruptions for one or more clients.  Our clients might use our service in unanticipated ways that cause a service disruption for other clients attempting to access their contact list information and other data stored on our platform.  In addition, a client may encounter a service disruption or slowdown due to high usage levels of our service.  Because clients use our service for critical business processes, any defect in our platform, any disruption in our service or any error in execution could cause existing or potential clients not to use our service, could harm our reputation, and could subject us to litigation and significant liability for damage to our clients’ businesses.

RISKS RELATED TO OUR SECURITIES

Our quarterly operating results can be difficult to predict and can fluctuate substantially, which could result in volatility in the price of our common stock.

Our quarterly revenues and other operating results have varied in the past and are likely to continue to vary significantly from quarter to quarter.  Our agreements with clients do not require minimum levels of usage or payments, and our revenues therefore fluctuate based on the actual usage of our service each quarter by existing and new clients.  Quarterly fluctuations in our operating results also might be due to numerous other factors, including:

•	our ability to attract new clients, including the length of our sales cycles, or to sell increased usage of our service to existing clients;
•	technical difficulties or interruptions in our services;
•	changes in privacy protection and other governmental regulations applicable to the our industry;
•	changes in our pricing policies or the pricing policies of our competitors
•	the financial condition and business success of our clients;
•	purchasing and budgeting cycles of our clients;
•	acquisitions of businesses and products by us or our competitors;
•	competition, including entry into the market by new competitors or new offerings by existing competitors;
•	our ability to hire, train and retain sufficient sales, client management and other personnel;
•	timing of development, introduction and market acceptance of new services or service enhancements by us or our competitors;
•	concentration of marketing expenses for activities such as trade shows and advertising campaigns;
•	expenses related to any new or expanded data centers; and
•	general economic and financial market conditions.

Many of these factors are beyond our control, and the occurrence of one or more of them could cause our operating results to vary widely.  Because of quarterly fluctuations, we believe that quarter-to-quarter comparisons of our operating results are not necessarily meaningful.  We may fail to forecast accurately the behavior of existing and potential clients or the demand for our service.  Our expense levels are based, in significant part, on our expectations as to future revenues and are largely fixed in the short term.  As a result, we could be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenues.  Variability in our periodic operating results could lead to volatility in our stock price as equity research analysts and investors respond to quarterly fluctuations.  Moreover, as a result of any of the foregoing or other factors, our operating results might not meet our announced guidance or expectations of investors and analysts, in which case the price of our common stock could decrease significantly.

Provisions of our Articles of Incorporation and Bylaws may delay or prevent a takeover which may not be in the best interests of our stockholders.

Provisions of our Articles of Incorporation and Bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, our Articles of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined by our Board of Directors, of which there are no shares designated or outstanding. Our Board of Directors may, without stockholder approval, issue preferred stock with dividends, liquidation, conversion or voting rights that could adversely affect the voting power or other rights of our common stockholders.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, and development costs. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 20,000,000 shares of common stock, par value $0.001 per share, 500,000 shares of preferred stock, par value $0.01 per share. The following description of our common stock and our preferred stock is a summary. You should refer to our Articles of Incorporation for the actual terms of our capital stock.

Common Stock

As of December 31, 2010 there were 8,558,7 9 0 outstanding shares of our common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing an amendment pursuant to the applicable laws of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights.

Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.  In addition, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Transfer agent

Our transfer agent is Colonial Stock Transfer Company, 66 Exchange Place, Suite 100, Salt Lake City, UT  84111, and its telephone number is (801) 355-5740.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Securities and Exchange Commission in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of the warrants;
•	the terms of the security that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•	the dates on which the right to exercise the warrants commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	if applicable, a discussion of material United States federal income tax considerations;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement.  Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.  Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in any applicable prospectus supplement.  The summary will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any purchase of securities.

PLAN OF DISTRIBUTION

We may sell our securities offered pursuant to this prospectus and any accompanying prospectus supplements:

•	to or through one or more underwriters or dealers;
•	to investors directly;
•	through agents; or
•	through any combination of these methods of sale.

Our securities may be offered and sold:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

Any of the prices at which we sell securities may be at a discount to market prices. Broker-dealers may also receive from purchasers of the securities compensation that is not expected to exceed that customary in the types of transactions involved.

Each prospectus supplement, to the extent applicable, will describe the number of securities and terms of the offering to which such prospectus supplement relates, including:

•	any over-allotment options under which underwriters, if any, may purchase additional securities;
•	the name or names of any underwriters or agents with whom we have entered into an arrangement with respect to the sale of our securities;
•	the public offering or purchase price of our securities;
•	any underwriting discounts or commissions or agency fees or other items constituting underwriter or agent compensation;
•	any discounts, commissions or concessions allowed or re-allowed or paid to dealers;
•	any securities exchanges or markets on which the securities may be listed;
•	the net proceeds we will receive from such sale; and
•	any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

Underwritten Offerings

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts.  Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

Direct Sales and Sales Through Agents

We may sell our securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of the securities. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement.  In order to comply with the securities laws of certain states, if applicable, the securities offered will be sold in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states, securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.  This prospectus, one or more prospectus supplements, and the registration statement of which this prospectus is a part may be used in conjunction with one or more other registration statements to the extent permitted by the Securities Act of 1933 and the rules and regulations promulgated thereunder.

Rights Offerings

We also may sell directly to investors through subscription rights distributed to our stockholders on a pro rata basis. In connection with any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Other Offerings

Our securities may also be sold in one or more of the following transactions:

•
block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and
•
sales in other ways not involving a market maker or established trading markets, including direct sales to purchasers and for working capital purposes, compensatory issuances and the satisfaction of contractual liabilities.

We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions received by them and any profit realized by them on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Indemnification

Underwriters, dealers and agents and remarketing firms may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of our securities will be subject to certain conditions precedent.

Stabilization

In connection with the offering of securities under this prospectus, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase common stock for the purpose of stabilizing the market price.

The underwriters in an offering of common stock may also create a “short position” for their account by selling more common stock in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing common stock in the open market following completion of the offering of common stock hereby or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the common stock that is distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of our common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, under certain circumstances a person engaged in the distribution of the common stock offered under this prospectus and an accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our securities for a specified period prior to the commencement of such distribution.

Remarketing Arrangements

Our securities may also be offered and sold, if so indicated in an applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Other Relationships

Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP, 2200 Corporate Boulevard, N.W., Suite 210, Boca Raton, Florida  33431.

EXPERTS

Our audited consolidated balance sheet as of December 31, 2010, and the related consolidated statement of operations, stockholders’ equity and cash flows for the year ended December 31, 2010 incorporated by reference in the registration statement of which this prospectus is a part have been audited by Mayer Hoffman McCann P.C., as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing. Our audited consolidated balance sheet as of December 31, 2009, and the related consolidated statement of operations, stockholders’ equity and cash flows for the year ended December 31, 2009 incorporated by reference in the registration statement of which this prospectus is a part have been audited by Kirkland Russ Murphy & Tapp, P.A, independent registered public accounting firm, whose shareholders became shareholders of Mayer Hoffman McCann P.C. as of November 1, 2010, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below, any of such documents filed since the date this registration statement was filed and any future filings with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering of securities covered by this prospectus:

•           Annual Report on Form 10-K for the year ended December 31, 2010.

We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document. Written requests should be directed to: Corporate Secretary, Inuvo, Inc., 15550 Lightwave Drive, Third Floor, Clearwater, FL  33760.

Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

The information relating to our company contained in this prospectus and the accompanying prospectus supplement is not comprehensive, and you should read it together with the information contained in the incorporated documents.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

•	a breach of the director's duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;
•	a transaction from which our director received an improper benefit; or
•	an act or omission for which the liability of a director is expressly provided under Nevada law.

In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Nevada law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

TABLE OF CONTENTS

	Page

About this Prospectus	2
Available Information	2	$15,000,000
Our Company	3
Cautionary Statements Regarding Forward-Looking Information	4
Risks Factors	4	INUVO, INC.
Use of Proceeds	9
Description of Capital Stock	10
Description of Warrants	10	COMMON STOCK, PREFERRED STOCK,
Material Federal Income Tax Consequences	11	WARRANTS
Plan of Distribution	12
Legal Matters	15	PROSPECTUS
Experts	15
Information Incorporated by Reference	15	________, 2011
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	16

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by Inuvo, Inc. in connection with the distribution of the securities being registered are as follows:

SEC registration and filing fee	$1,742
Legal fees and expenses	5,000
Accounting fees and expenses	5,000
EDGAR fees and printing costs	1,000
Transfer agent fees	1,000
Blue Sky fees and expenses	500
Miscellaneous	758
TOTAL	$15,000

All fees and expenses other than the SEC registration and filing fee are estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under our Articles of Incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

•	a breach of the director's duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;
•	a transaction from which our director received an improper benefit; or
•	an act or omission for which the liability of a director is expressly provided under Nevada law.

In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Nevada law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 16.  EXHIBITS.

Exhibit No.	Exhibit
3(i).1	Articles of Incorporation, as amended (1)
3(i).2	Articles of Amendment to Articles of Incorporation (2)
3(i).3	Articles of Merger between Inuvo, Inc. and Kowabunga! Inc. (3)
3(i).4	Certificate of Change Filed Pursuant to NRS 78.209 (4)
3(ii).1	Amended and Restated Bylaws (5)
5.1	Opinion of Schneider Weinberger & Beilly LLP **.
23.1	Consents of Kirkland Russ Murphy & Tapp , P.A. and Mayer Hoffman McCann P.C.*
23.2	Consent of Schneider Weinberger & Beilly LLP (included in Exhibit 5.1)**.
23.3	Consent of Mayer Hoffman McCann P.C.*
24.1	Power of Attorney (including in Registration Statement on Form S-3, SEC File No. 333-172571, as filed on March 2, 2011.

*        filed herewith.

**        previously filed.

(1)	Incorporated by reference and filed as an exhibit to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 25, 2004.
(2)	Incorporated by reference and filed as an exhibit to the registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2006.
(3)	Incorporated by reference and filed as an exhibit to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2009.
(4)	Incorporated by reference to the registrant’s Current Report on Form 8-K as filed on December 10, 2010.
(5)	Incorporated by reference and filed as an exhibit to the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2011.

ITEM 17.  UNDERTAKINGS.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida on March 30, 2011.

Inuvo, Inc.

By:	/s/ Richard K. Howe
Richard K. Howe
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard K. Howe	Chief Executive Officer, directors, principal executive officer	March 30, 2011
Richard K. Howe

/s/ Wallace D. Ruiz	Chief Financial Officer, principal financial and accounting officer	March 30, 2011
Wallace D. Ruiz

/s/ *	Chairman of the Board of Directors	March 30, 2011
Mitchell Tuchman

/s/ *	Director	March 30, 2011
Charles Pope

/s/ *	Director	March 30, 2011
David Barnes

/s/ *	Director	March 30, 2011
Charles Morgan

*           By: Richard K. Howe, Attorney-in-fact